Modulex Modular Buildings plc
Company No. 07291662

At a General Meeting of Modulex Modular Buildings plc (the **Company**) held on 16 March 2012 at the offices of Trowers & Hamlins LLP, Sceptre Court, 40 Tower Hill, London EC3N 4DX, the following resolutions were passed as ordinary resolutions or special resolutions as specified

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ORDINARY RESOLUTION

1 **THAT** each existing unissued preference share of 1 penny each in the capital of the Company be and is hereby re-designated into 1 preference A share of 1 penny each

SPECIAL RESOLUTIONS

2 **THAT** the draft regulations attached to this notice be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association

3 **THAT** subject to the passing of resolution 2, the Directors be and are hereby empowered pursuant to section 570 of the Companies Act 2006 (**Act**) to allot equity securities (within the meaning of section 560 of the Act) pursuant to the authority conferred by the new Articles of Association adopted pursuant to resolution 2 and in accordance with Article 3 7 therein and as if section 561 of the Act did not apply to any such allotment The power conferred by this resolution 3 shall expire (unless previously renewed, revoked or varied by the Company in general meeting), at such time as the authority conferred on the Directors in the new Articles of Association adopted pursuant to resolution 3 above expires, except that the Company may at any time before such expiry make any offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired

Dated 16 March 2012

[signature]

Chairman

Modulex Modular Buildings plc
3 Queen Street
London W1J 5PA

PdM

Companies Act 2006

Public Company Limited by Shares

Articles of Association of

Modulex Modular Buildings Plc

(company number 07291662)

Trowers & Hamlins LLP
Sceptre Court
40 Tower Hill
London
EC3N 4DX

t (0)20 7423 8000
f (0)20 7423 8001
www trowers.com

trowers & hamlins

Contents

Page

1	Definitions and interpretation	1
2	Non-application of model articles	3
3	Share capital	4
4	Dividends	6
5	Liquidation preference	8
6	Exit	9
7	Voting	9
8	Redemption Rights for the Preference Shares	9
9	Conversion of Preference Shares	12
10	Increase of capital	14
11	Alteration of capital	15
12	Purchase of own shares	15
13	Variation of rights	16
14	Share Certificates	16
15	Lien	17
16	Calls on shares and forfeiture	17
17	General	19
18	Transfer and transmission of shares	19
19	Mandatory Offer on Change of Control	20
20	Drag along	21
21	Tag-Along Rights	23
22	Disclosure of interests	24
23	General meetings	25
24	Notice of general meetings	25
25	Proceedings at general meetings	26
26	Votes of members	28
27	Directors	30
28	Alternate directors	31
29	Powers of directors	31
30	Borrowing powers of directors	32
31	Appointment and retirement of directors	32
32	Disqualification of directors	34
33	Directors' appointments and interests	35
34	Proceedings of directors	36
35	Directors' powers to authorise conflicts of interest	38
36	Local boards and agents	39
37	Secretary	40
38	President	40

39	Minutes	40
40	The seal	40
41	Accounts	41
42	Capitalisation	41
43	Notices	41
44	Winding up	42
45	Indemnity	43

Companies Act 2006

Public company limited by shares

Articles of Association

of

Modulex Modular Buildings plc (company number 07291662)

(Adopted by special resolution dated March 2012)

1 **Definitions and interpretation**

1.1 In these Articles, unless the context otherwise requires, expressions defined in the Companies Act 2006 shall bear the meanings so defined and unless the context otherwise requires, the following words have the following meanings

Act means the Companies Act 2006,

Acting in Concert shall have the same meaning as in the City Code on Takeovers and Mergers;

Articles means these articles of association of the Company (including as from time to time altered or added to or replaced by special resolution);

Asset Sale means the disposal by the Company of all, or a substantial part of, its business and assets,

Auditors means the auditors of the Company from time to time,

Available Profits means the profits available for distribution within the meaning of Part 23 of the Act,

Board or the **Directors** means the Directors of the Company, or their alternates, present at a duly convened meeting of Directors at which a quorum is present;

business day means any day (other than a Saturday, a Sunday or public holiday) on which clearing banks are open for non-automated business in London;

clear days means in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect,

Commencement of Production means the date upon which the main shed on the Company's site at Plot No A-82, MIDC, Indapur, Indl Area, Pune, India is capable of manufacturing modules which for the purposes of this definition shall be no later than 1 April 2013,

Company means Modulex Modular Buildings Plc (company number 07291662),

Controlling Interest means beneficial ownership of shares in issue in the Company conferring not less than 50% of the total voting rights conferred by all the shares in the capital of the Company, for the time being,

electronic communication means the same as in the Electronic Communications Act 2000;

Exit means a Share Sale, an Asset Sale or a Listing;

Expert means an independent firm of chartered accountants situated in England either agreed by the Seller (as defined in Article 19) or Selling Members (as defined in Article 20 or Article 21, as applicable) on the one hand and the Board on the other hand or, in the absence of agreement within 10 business days, appointed by the President of the Institute of Chartered Accountants,

Group means the Company and any subsidiary or subsidiaries of the Company from time to time and **Group Company** means any one of them,

In writing means written or produced by any substitute for writing in a legible form, including photocopies, printing or facsimile or other visual representation; or partly written and partly so produced;

Interest Rate means an annual rate of 4 per cent above the base lending rate from time to time of Barclays Bank Plc,

Listing means the successful application and admission of all or any of the shares in the capital of the Company, or securities representing such shares (including American depositary receipts, American depositary shares and/or other instruments to the Official List of the UK Listing Authority or on the AIM market operated by the London Stock Exchange plc, or the Nasdaq National Stock Market of the Nasdaq Stock Market Inc., or to any recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000 (as amended)),

Member means a member of the Company from time to time,

month means a calendar month,

Office means the registered office from time to time of the Company,

Ordinary Shares means the ordinary shares of 1 penny each in the capital of the Company from time to time;

Original Subscription Price means the amount paid up (including share premium) for any share in the capital of the Company issued;

Paid up means paid up or credited as paid up;

Participating Dividends shall mean together the Participating A Dividends and Participating B Dividends and **Participating Dividend** shall mean any of them;

Participating A Dividend has the meaning set out in Article 4.3.1;

Participating B Dividend has the meaning set out in Article 4 3 2;

Preference A Shares means the preference A shares of 1 penny each in the capital of the Company,

Preference B Shares means the preference B shares of 1 penny each in the capital of the Company;

Preference Shares means the Preference A Shares and Preference B Shares from time to time,

Preferred Dividend means the fixed cumulative preferential dividend for each of the Preference Shares referred to in Article 4.2;

Relevant Securities means any shares or other securities convertible into, or carrying the right to subscribe for those shares, issued by the Company after the date on which these Articles are adopted, but excluding any Shares which the Company is required to issue by reason of a right specifically attached to Shares under these Articles;

Sale means an Asset Sale or a Share Sale;

Seal means the common seal of the Company (if any),

Shares means the Ordinary Shares and the Preference Shares from time to time,

Share Sale means the sale, transfer or disposal of Shares such that it would result (if made or registered) in a person together with any person(s) Acting In Concert acquiring a Controlling Interest, except where the Members and the proportion of shares in the capital of the Company held by each of them following completion of the sale are the same as the Members and their respective proportions immediately before the sale or other than pursuant to a bona fide group reorganisation or reconstruction,

United Kingdom means Great Britain and Northern Ireland (excluding the Channel Islands and the Isle of Man).

1.2 In these Articles, unless expressly stated otherwise and/or the context otherwise requires

1.2.1 words importing the singular only shall include the plural and vice versa;

1 2 2 words importing the masculine gender only shall include the feminine gender;

1.2.3 words importing persons shall include corporations, the expressions 'debenture' and 'debenture holder' shall include debenture stock and debenture stockholder, and the expression 'secretary' shall include a temporary or assistant secretary and any person appointed by the Directors to perform any of the duties of the secretary;

1.2 4 reference to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted.

2 Non-application of model articles

Unless expressly stated herein, the model articles for public companies contained in Schedule 3 of the Companies (Model Articles) Regulations 2008 (SI 2008/3229) as

amended prior to the date of adoption of these Articles (**Model Articles**) shall not apply to the Company

3 **Share capital**

3.1 The authorised share capital of the Company at the date of adoption of these Articles is £2,755,000 divided into.

3 1.1 270,000,000 Ordinary Shares;

3.1 2 5,000,000 Preference A Shares, and

3.1.3 500,000 Preference B Shares

3 2 Unless the context requires otherwise, references in these Articles to shares of a particular class shall include shares created and/or issued after the date of adoption of these Articles and ranking pari passu in all respects (or in all respects except only as to the date from which those shares rank for dividend) with the shares of the relevant class then in issue

3 3 Except as provided in these Articles, the Preference A Shares, the Preference B Shares and the Ordinary Shares shall rank pari passu in all respects but shall constitute separate classes of shares.

3.4 Subject to the remaining provisions of this Article 3, the Directors shall have unconditional authority for the purposes of Section 551 of the Act to allot, grant options over, convert securities into or offer or otherwise deal with or dispose of any shares to such persons at such times and generally on such terms and conditions as the Directors may determine, provided that no Shares shall be issued at a discount (other than as a result of the conversion of Preference Shares pursuant to Article 9), nor paid up for less than one quarter of their nominal value and the whole of the premium thereon, unless such authority is withdrawn or amended by the Company in general meeting.

3 5 The authority referred to in Article 3 4

3 5.1 shall be limited to a maximum nominal amount of Shares equal to the amount of the authorised but unissued share capital of the Company immediately following the date on which these Articles are adopted,

3 5.2 shall only apply insofar as the Company in general meeting has not renewed, waived or revoked it; and

3 5.3 may only be exercised for a period of five years commencing on the date on which these Articles are adopted, save that the Directors may make an offer or agreement which would, or might, require equity securities (as defined in Section 560(1) of the Act) to be allotted after the expiry of such authority (and the Directors may allot equity securities in pursuance of an offer or agreement as if such authority had not expired)

3 6 The provisions of Section 561(1) and 570 of the Act shall not apply to any allotment or grant of equity securities (as defined in Section 560 of the Act)

3 7 Unless otherwise agreed by special resolution passed in accordance with Section 283 of the Act, if the Company proposes to allot any Relevant Securities, those Relevant

Securities shall not be allotted to any person unless the Company has first offered them to all Members, on the same terms, and at the same price, as those Relevant Securities are being offered to other persons on a pari passu and pro rata basis to the number of Shares held by those holders (as nearly as possible without involving fractions) The offer.

3.7 1 shall be in writing and give details of the number and subscription price of the Relevant Securities; and

3.7 2 may stipulate that any Member who wishes to subscribe for a number of Relevant Securities in excess of the proportion to which each is entitled shall, in its acceptance, state the number of excess Relevant Securities (**Excess Securities**) for which they wish to subscribe.

3.8 Any Relevant Securities not accepted by Members pursuant to the offer made to them in accordance with Article 3.7 shall be used for satisfying any requests for Excess Securities made pursuant to Article 3.7.2 If there are insufficient Excess Securities to satisfy such requests, the Excess Securities shall be allotted to the applicants pro rata to the number of Shares held by the applicants immediately before the offer was made to Members in accordance with Article 3.7 (as nearly as possible without involving fractions or increasing the number of Excess Securities allotted to any Member beyond that applied for by him). After that allotment, any Excess Securities remaining, subject to Article 3.9, shall be offered to any other person as the Directors may determine, at the same price and on the same terms as the offer to the Members.

3.9 In addition to complying with the requirements of the Act (if any) and these Articles, if the Company proposes to allot

3.9.1 any Preference A Shares which will result in the total number of Preference A Shares in issue exceeding 5,000,000, any such allotment shall first be approved in writing by the holders of the majority of Preference B Shares in issue for the time being; and

3 9.2 any Preference B Shares, any such allotment shall first be approved in writing by the existing holders of the majority of the Preference B Shares in issue for the time being.

3.10 Subject to Articles 3.7, 3.8 and 3 9 and to Sections 549 and 551 of the Act, any Relevant Securities shall be at the disposal of the Board who may allot, grant options over or otherwise dispose of them to any persons at those times and generally on the terms and conditions they think proper.

3.11 Except as authorised or required by law or by these Articles, no person shall be recognised by the Company as holding any share on any trust, and the Company shall not be bound by or recognise (even when having notice of it) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as provided by these Articles or by law) any other rights in respect of any share except an absolute right to the entirety of the share in the registered holder.

3.12 The Board may at any time after the allotment of a share but before a person has been entered in the register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on the terms and conditions the board thinks fit.

3 13 Subject to the provisions of the Act and without prejudice to any rights attached to any Shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine

3 14 Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the Articles

4 **Dividends**

4 1 In any financial year, the Available Profits of the Company shall be used to pay dividends as set out in this Article 4.

4.2 The Company shall, without resolution of the Board or the Company in general meeting and before application of any Available Profits to reserve or for any other purpose, pay the holders of the Preference Shares a fixed cumulative preferential dividend (**Preferred Dividend**) at an annual rate of 8% of the Original Subscription Price per Preference Share to be paid annually on 30 September in each year to the person registered as its holder on the relevant date

4 3 Once all the Preferred Dividends have been paid, if any Available Profits remain, the Company in general meeting, upon the recommendation of the Directors, may approve, the payment to

4 3 1 the holders of Preference A Shares of a non-cumulative preferential dividend which shall amount to 5% per 500,000 (or pro rata) Preference A Shares held (**A Coupon**) of the remaining Available Profits (the **Participating A Dividend**) (For the avoidance of doubt, by way of example, 1,000,000 Preference A Shares in issue shall entitle the holders to a A Coupon of 10%),

4.3 2 the holders of Preference B Shares of a non-cumulative preferential dividend equal to 9% (**B Coupon**) of the remaining Available Profits (the **Participating B Dividend**) (The amount of the B Coupon shall be reduced pro rata to take account of any Preference B Shares that have been redeemed or purchased otherwise by the Company prior to the date of payment of the dividend. By way of example only, if the Preference B Shares number 400,000 because 100,000 have been redeemed, the Coupon shall be 7 2%),

provided that the Company shall not declare a Participating A Dividend without also declaring at the same time a Participating B Dividend in accordance with this Article 4 3 and vice versa The Participating Dividends (if any) shall be payable on 30 September in any year and shall be payable (on the due date for payment) to and apportioned among, the holders of Preference Shares according to the number of Preference Shares held by them in accordance with this Article 4 3

4 4 Once all the Preferred Dividends and Participating Dividends have been (in the case of Participating Dividends only) approved in accordance with Article 4 3 and (in the case of both Participating Dividends and Preferred Dividends) paid in full, the general meeting, upon the recommendation of the Directors, may approve, the distribution of any remaining Available Profits among the holders of the Ordinary Shares (**Ordinary Dividend**) The Ordinary Dividend (if any) shall be payable on 30 September in any year and shall be

payable (on the due date for payment) to and apportioned among, the holders of Ordinary Shares according to the number of Ordinary Shares held by them.

4 5 Subject to the Act and these Articles, the Board may pay interim dividends if the Available Profits for the relevant period justify such payment.

4 6 Each dividend shall be distributed to the appropriate Members pro rata according to the number of relevant shares held by them respectively and shall accrue daily (assuming a 365 day year) Each Preferred Dividend shall be deemed to accrue from day to day after as well as before the commencement of a winding up and shall therefore be payable by a liquidator in accordance with Article 5 in respect of any period after such commencement in priority to other claims or rights of Members in respect of share capital All dividends are expressed net and shall be paid in cash

4 7 If the Company is unable to pay the Preferred Dividend in full on the due date because there are insufficient Available Profits, it shall pay the Preferred Dividend on that date to the extent that it is lawfully able to do amongst the holders of Preference Shares equally.

4.8 Save to the extent the Company has insufficient Available Profits, the Preferred Dividend shall be paid immediately on the due date Such payment shall be made notwithstanding any other provision of these Articles, and in particular notwithstanding that there has not been a recommendation of the directors or resolution of the Company in general meeting

4.9 If any Preferred Dividend or Participating Dividend is not paid on the due date, it shall immediately become a debt due by the Company and shall be payable in priority to any other dividend All accrued but unpaid dividends in respect of the Preference Shares shall be paid immediately before a conversion in accordance with Article 9.

4:10 If the Company is in arrears in paying any Preferred Dividend and/or any Participating Dividends, the first Available Profits arising shall be applied in the following order of priority

4.10 1 firstly, in or towards paying off any arrears of Preferred Dividend; and

4.10 2 secondly, in or towards paying off any arrears of Participating Dividends, and

4 10.3 thirdly, in or towards redeeming all Preference B Shares which have not been redeemed on or by the due date for redemption in accordance with Article 8

4 11 The Company shall procure that the profits of any other Group Company available for distribution shall from time to time (and to the extent that it is lawful to do so), be paid by way of dividend to the Company (or, as the case may be the relevant Group Company that is its immediate holding company or parent undertaking) as are necessary to permit lawful and prompt payment by the Company of the Preferred Dividends and the Participating Dividends by the Company and the redemption of any Preference Shares on their due date for redemption

4 12 Unless otherwise provided by the rights attached to shares or the terms of their issue, all dividends shall be declared and paid proportionately to the capital paid up or credited as paid up on the shares on which the dividend is paid; but if any shares are issued on terms providing that they shall rank for dividend as from a specified date or to a specified extent, they shall rank for dividend accordingly

4 13 Subject to these Articles, a general meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the Directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any Member upon the footing of the value so fixed in order to adjust the rights of Members and may vest any assets in trustees

4 14 Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of Members or to such person and to such address as the person or persons entitled may in writing direct Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

4 15 No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

4 16 Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company.

4 17 No Member shall be entitled to receive dividends in respect of any class of shares held by him if that Member has been served with a notice by the Company requiring him to state whether a share held by him is held on behalf of another person and that Member has failed to respond to the notice within the time limit stipulated in the notice

5 **Liquidation preference**

5 1 On a return of assets on liquidation, capital reduction or otherwise (other than a conversion, redemption or purchase of shares), the assets of the Company remaining after the payment of its liabilities shall (to the extent that the Company is lawfully able to do so) be applied in the following order of priority:

5 1 1 first, in paying to the holders of the Preference Shares the Proposed Redemption Price (as defined in Article 8 1) calculated down to and including the date of the return of capital and, if there is a shortfall of assets remaining to satisfy the entitlements of holders of Preference Shares in full, the proceeds shall be distributed to the holders of the Preference Shares in proportion to the amounts due to each such share held; and

5 1 2 second, in paying the Ordinary Shares an amount equivalent to the Original Subscription Price per Ordinary Share, together with a sum equal to any arrears and accruals of Ordinary Dividends calculated down to the date of the return of capital and if there is a shortfall of assets remaining to satisfy the entitlements of holders of Ordinary Shares in full, the proceeds shall be distributed to the holders of the Ordinary Shares in proportion to the amounts due to each such Share held, and

5 1.3 third, in paying the Ordinary Shares and Preference Shares pro rata as if they constituted one and the same class according to the amount paid up or credited as paid up on each Share

6 **Exit**

6.1 The proceeds of a Share Sale shall be distributed in the order of priority set out in Article 5 amongst the Members who have sold shares pursuant to the Share Sale. The Directors shall not register any transfer of Shares if the proceeds of a Share Sale are not distributed in that manner (save in respect of any Shares not sold in connection with that Share Sale), provided that, if the proceeds of a Share Sale are not settled in their entirety on completion of the Share Sale the Directors may register the transfer of the relevant Shares, provided that the proceeds have been distributed in the order of priority set out in Article 5

6.2 On an Asset Sale, the surplus assets of the Company remaining after payment of its liabilities shall be distributed (to the extent that the Company is lawfully able to do so) in the order set out in Article 5 If it is not lawful for the Company to distribute its surplus assets in accordance with the provisions of these Articles, the Members shall take any action as may be reasonably necessary to put the Company into voluntary liquidation so that Article 5 applies.

7 **Voting**

Subject to any other provisions in these Articles concerning voting rights the Shares shall confer on each holder of Shares the right to receive notice of and to attend, speak and vote at all general meetings of the Company, and each Share shall carry one vote per Share.

8 **Redemption Rights for the Preference Shares**

8.1 The holders of any Preference Shares may require the Company, by serving on it at any time in the period after the third anniversary of the date of the allotment and issue of the Preference Shares (**Subscription Date**) up to the Conversion Date (as defined in Article 9 1) a notice (**Member Redemption Notice**), to redeem some or all of the Preference Shares held by him on the third anniversary of the Subscription Date. The Member Redemption Notice shall contain details of the number of Shares to be redeemed and also the price at which each share is to be redeemed in accordance with Article 8 2 or Article 8 3 (as applicable) (**Proposed Redemption Price**) A holder of Preference Shares may only serve one Member Redemption Notice in relation to any Preference Shares which were subscribed for by him on the same date

8 2 The redemption price paid on the redemption of each Preference A Share in issue shall be an amount equal to the aggregate of

8.2 1 the sum of all accruals and/or unpaid amounts of Preferred Dividend and Participating A Dividend in respect thereof, calculated down to and including the date of actual payment, and

8.2 2 an amount equal to 120% of the Original Subscription Price thereof.

8 3 The redemption price to be paid on the redemption of each Preference B Share in issue shall be the amount equal to the aggregate of

8 3 1 the sum of all accruals and/or unpaid amounts of Preferred Dividend and Participating B Dividend in respect thereof, calculated down to and including the date of actual payment and to be payable irrespective of whether such dividend would be unlawful by reason of there being insufficient Available Profits,

8 3 2 and whichever is the greater of:

(a) an amount equal to 9 per cent of the book value of the Company as at the date of the relevant Member Redemption Notice divided by the number of Preference B Shares in issue, with the book value of the Company being determined by reference to the Company's audited accounts and management accounts which are most recent to the date of the relevant Member Redemption Notice (the **Book Value**), or

(b) an amount equal to 120% of the Original Subscription Price thereof

8.4 If the Directors shall disagree with the Proposed Redemption Price they shall give within 5 business days of receipt of the relevant Member Redemption Notice, notice in writing to the relevant Member(s) and shall instruct the Auditors to certify the Book Value of the Company as at the date of the relevant Member Redemption Notice and the Proposed Redemption Price within 21 days from the receipt of such instruction in accordance with the provisions of this article The Directors shall give to the Auditors all such information as they may reasonably require and shall take account of any relevant information which any the relevant Member may wish to provide to the Auditors

8.5 The costs of such valuation (including, where appropriate, the cost of any advisers appointed by the Auditors) shall be borne by the Company and the relevant Member equally

8.6 In certifying the Book Value of the Company as at the date of the relevant Member Redemption Notice and the Proposed Redemption Price, the Auditors shall be considered to be acting as experts and not as arbitrators and accordingly any provisions of law or statute relating to arbitration shall not apply

8 7 Save in the case of fraud or manifest error, the Auditors' determination of the Book Value of the Company as at the date of the relevant Member Redemption Notice and the Proposed Redemption Price shall be final and binding on all concerned.

8.8 If the Directors are unable to arrange for the Auditors to determine the Book Value of the Company as at the date of the relevant Member Redemption Notice and the redemption price in accordance with the provisions of this Article 8, the Directors may request the President for the time being of the Institute of Chartered Accountants in England and Wales (or his duly authorised deputy), to nominate an independent firm of chartered accountants, with experience in the valuation of private companies limited by shares, to act in place of the Auditors. In this event, references in this Article 8 to the **"Auditors"** shall be read and construed as a reference to such independent firm of chartered accountants.

8 9 A holder of the Preference Shares shall be entitled to withdraw his Member Redemption Notice if he serves the Company with written notice to that effect before the redemption takes place

8 10 Notwithstanding Article 8.1, the holders of Preference Shares may require the Company, by serving a Member Redemption Notice on it, to redeem such amount of Preference Shares as is specified in the Member Redemption Notice for the Proposed Redemption Price if, at any time

8 10.1 there has been proposed a resolution for the winding-up of the Company, or

8 10 2 the Company and/or any other Group Company is in material breach of any of the terms on which banking facilities or bank loans have been made available to the Group and any period for remedying such breach set out in the agreement with the relevant lender(s) and/or agreed with the relevant lender(s) has expired.

8 11 Where a Member Redemption Notice has been duly given, the Company shall be obliged, subject to having sufficient Available Profits with which to redeem the same, to redeem the Preference Shares specified in the Member Redemption Notice the later of:

8 11 1 the third business day following the date of service (as determined in accordance with Article 43) of the Member Redemption Notice,

8 11 2 the first business day following the date of agreement of the Proposed Redemption Price or failing that, the date of certification by the Auditors of the Book Value of the Company as at the date of the relevant Member Redemption Notice and the Proposed Redemption Price,

but in the case of a redemption pursuant to Article 8 10, the date of redemption shall be the first business day following the receipt by the Company of the Member Redemption Notice

8.12 If the Company is unable, because of having insufficient Available Profits, to redeem in full the Preference Shares the subject of the Member Redemption Notice on the date fixed for redemption, the Company shall redeem as many of such Preference Shares as can lawfully and properly be redeemed and the Company shall redeem the balance as soon as it is lawfully and properly able to do so in accordance with Article 8 18.

8.13 If the Company is at any time redeeming less than all the Preference Shares from time to time in issue, the number of Shares to be redeemed shall (subject to any contrary requirement in a Member Redemption Notice) be apportioned between those holders of the Preference Shares who have served a Member Redemption Notice then in issue pro rata according to the number of Preference Shares held by them respectively at the date fixed for redemption.

8 14 On the date fixed for redemption, each of the holders of the Preference Shares falling to be redeemed shall be bound to deliver to the Company, at the Company's registered office, the certificate(s) for such Preference Shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate) in order that the same may be cancelled Upon such delivery, the Company shall pay to the holder (or, in the case of any joint holders, to the holder whose name stands first in the Company's register of members in respect of such Shares) the amount due to it in respect of such redemption against delivery of a proper receipt for the redemption monies

8 15 If any certificate delivered to the Company pursuant to Article 8 14 includes any Preference Shares not falling to be redeemed on the date fixed for redemption, a new certificate in respect of those shares shall be issued to the holder(s) thereof as soon as practicable thereafter (and, in any event, within 20 business days thereafter).

8.16 Such aggregate amount due to any Member pursuant to this Article 8 shall, subject to the Company having Available Profits or other monies which may be lawfully applied for such redemption, at that time become a debt due from and immediately payable by the Company to the relevant holders of such Preference Shares. If and to the extent that the debt so constituted is not paid in full on the due date, the unpaid amount shall carry interest at the Interest Rate in respect of the period from and including the due date down to and including the date of actual payment

8 17 If the Company is unable to pay the amounts payable pursuant to this Article 8 in full on a date fixed for redemption by reason of having insufficient Available Profits or not having other monies which may be lawfully applied for such redemption, then the amount so unpaid shall be increased by an amount equal to the interest which would have accrued had interest on the unpaid amount been charged at the Interest Rate in respect of the period from and including the due date down to and including the date of actual payment and shall be paid as soon thereafter as, and to the extent that, Available Profits or other monies that may lawfully be applied for such redemption have arisen.

8.18 If the Company fails or is unable to redeem any of the Preference Shares in full on the date due for redemption for any reason whatsoever, all Available Profits (or other monies which may lawfully be applied for the purpose of redeeming such Shares) shall be applied in the order of priority specified in Article 4 10

9 Conversion of Preference Shares

9.1 Preference Shares (excluding the Preference Shares which are required to be redeemed as is specified in a Member Redemption Notice(s)) shall convert automatically into Ordinary Shares on the earlier of

9 1 1 a Listing or Share Sale occurring; or

9 1 2 the date that falls 3 years after the date of Commencement of Production,

in each case the **Conversion Date**.

9 2 In the case of

9 2 1 Article 9 1 1, at least five business days prior to the date of the Listing or Share Sale; or

9 2 2 Article 9 1 2, at least five business days after the Conversion Date,

each holder of the relevant Preference Shares shall deliver the certificate (or an indemnity in a form reasonably satisfactory to the Board for any lost share certificate) for the Preference Shares being converted (together with such other evidence (if any) as the Board may reasonably require to prove good title to those Preference Shares) to the Company at its registered office for the time being. Where conversation of a Preference Share is mandatory on the occurrence of Listing or Share Sale, that conversion shall be

effective only immediately before such Listing or Share Sale (and Conversion Date shall be construed accordingly), but after the provisions of Articles 5 and 6 have been applied If such Listing or Share Sale does not become effective or does not take place, such conversion shall be deemed not to have occurred

9.3 On the Conversion Date, the relevant Preference Shares shall (without any further authority than that contained in these Articles) stand converted into Ordinary Shares as follows

9 3.1 subject to Article 9 4 below (and as illustrated by the worked example in Article 9 5 below) the number of Ordinary Shares, per 500,000 Preference A Shares held, shall be such number of Ordinary Shares as equals 5 per cent of the total issued ordinary share capital of the Company assuming all outstanding options, warrants and other rights to subscribe for shares in the Company have been exercised in full and all the Preference B Shares then in issue have been converted in accordance with Article 9 3 2 (but excluding the number of Preference Shares in issue before conversion) and the corresponding shares in the Company have been allotted and issued The resultant number of Ordinary Shares shall be allotted and issued to the holders of Preference A Shares in proportion to the number of shares held by them, and

9 3 2 subject to Article 9 4 below (and as illustrated by the worked example in Article 9.5 below), the number of Ordinary Shares, for the Preference B Shares held, shall be such number of Ordinary Shares as equals 9 per cent of the total issued ordinary share capital of the Company assuming that all outstanding options, warrants and other rights to subscribe for shares in the Company have been exercised in full and all the Preference A Shares then in issue have been converted in accordance with Article 9 3 1 (but excluding the number of Preference Shares in issue before conversion) and the corresponding shares in the Company have been allotted and issued. The resultant number of Ordinary Shares shall be allotted and issued to the holders of Preference B Shares in proportion to the number of shares held by them

9.4 If as at the Conversion Date the holders of the Preference B Shares have reduced their shareholding of Preference B Shares from the number of Preference B Shares issued on the Subscription Date (as defined in Article 8.1), whether by redemption or otherwise, then on conversion of the Preference B Shares the rate of 9 per cent. referred to in Article 9:3 2 above shall be reduced by a percentage that is equal to the percentage reduction in Preference B Shares held. The rate of referred to in Article 9 3.1 shall be reduced pro rata for any number of Preference A Shares held that is not a multiple of 500,000

9 5 The Ordinary Shares resulting from the conversion shall rank pari passu in all respects with the existing issued Ordinary Shares. Fractions shall be rounded down to the nearest whole share.

Worked example for illustrative purposes only

	Issued	Converted
Ordinary Shares	260,000,000	260,000,000
Preference A Shares	1,000,000	
Preference B Shares	500,000	
Options Ordinary	10,000,000	10,000,000
100% of the Ordinary Shares issued is		270,000,000
If 1,000,000 Preference A Shares converts to 10% of the total issued share capital post conversion no of Ordinary Shares to be issued		33,333,333
If 500,000 Preference B Shares converts to 9% of the total issued share capital post conversion no. of Ordinary Shares to be issued		30,000,000
Total issued share capital		333,333,333

(If 400,000 Preference B Shares are in issue because 100,000 have been redeemed (for example), then 400,000 converts to 7 2% of the total issued share capital post conversion)

9 6 On the Conversion Date, the Company shall enter the holder of the converted Preference Shares on the register of members of the Company as the holder of the appropriate number of Ordinary Shares and, subject to the relevant holder of Preference Shares delivering the relevant share certificate (or indemnity or other evidence) in respect of the Preference Shares in accordance with this Article 9, the Company shall, within 5 business days of the Conversion Date, forward a definitive share certificate for the appropriate number of fully paid Ordinary Shares to such holder of Preference Shares by post to his address as shown in the register of members, at his own risk and free of charge

9.7 On the Conversion Date (or as soon after that date as it is possible to calculate the amount payable), the Company shall, if it has sufficient Available Profits, pay to the holders of the Preference Shares falling to be converted a dividend equal to all arrears and accruals of unpaid dividends in relation to those Preference Shares including any interest that has accrued thereon (to be calculated on a daily basis down to and including the Conversion Date) If the Company has insufficient Available Profits to pay all such arrears and accruals of dividends amounts in full then it shall pay the same to the extent that it is lawfully able to do so in accordance with Article 4.10.

10 **Increase of capital**

10.1 Without prejudice to the rights attached to any existing shares or class of shares, the Company in general meeting may by ordinary resolution increase its share capital by such sum to be divided into shares of such nominal amounts, and carrying such rights and restrictions, as the resolution shall specify.

10 2 All new shares shall be subject to the same provisions of the Act and these Articles as to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the existing share capital of the Company.

11 **Alteration of capital**

11.1 The Company may by ordinary resolution.

11 1.1 consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares;

11 1.2 subdivide its existing shares, or any of them, into shares of smaller nominal value than is fixed by the Company's Memorandum of Association, and so that the resolution whereby any share is sub-divided may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared to the others, subject, nevertheless, to the Act, and

11.1.3 cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person

11 2 Whenever as a result of a consolidation of shares any Members would become entitled to fractions of a share, the Board may, for the purpose of eliminating such fractions, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the Act, the Company) and distribute the net proceeds of sale, subject to such minimum amount as the Board may determine, in due proportion among those Members and for the purpose of such sale the Board may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale

11.3 The Company may by special resolution reduce its share capital and any capital redemption reserve or share premium account in any manner authorised by law.

11 4 Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares), but shall not, except as authorised in accordance with the Act, give any financial assistance for the purpose of an acquisition of its shares, or of reducing or discharging a liability incurred for that purpose.

12 **Purchase of own shares**

12 1 Subject to the provisions of the Act and to any rights attaching to existing shares, the Company may purchase or may enter into a contract under which it will or may purchase all or any of its shares of any class, including redeemable shares. Neither the Company nor the board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of share.

13 **Variation of rights**

13.1 If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Act and whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of three-

fourths of the issued shares of that class To every such separate general meeting the provisions of these Articles relating to general meetings shall mutatis mutandis apply, except that the necessary quorum shall be five persons or persons holding or representing by proxy at least one-third of the issued shares of the class whichever is the fewer (but so that if at any adjourned meeting of such holders a quorum is not present, the holders present shall form a quorum), and any holder of shares of the class present in person or by proxy may demand a poll.

13 2 The rights attached to any class shall not (unless otherwise provided by the terms of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking pari passu with that class

14 **Share Certificates**

14.1 Every person whose name is entered as a member in the register of members shall be entitled without payment to one certificate for all the shares of each class held by him, including where appropriate a balance certificate, or, upon payment for every certificate after the first of such reasonable sum as the Directors may determine, to several certificates each for one or more of his shares. Every certificate shall be executed on behalf of the Company in accordance with the Act and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14 2 If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate

14 3 Notwithstanding anything in these Articles to the contrary any shares in the Company may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form and converted from uncertificated form to certificated form in accordance with the Uncertificated Securities Regulations 2001 (as amended) including any modification thereof and rules made thereunder or any regulations in substitution therefore made under the Act for the time being in force (the **Regulations**) and practices instituted by the operator of the relevant system.

14 4 Any provisions of these Articles will not apply to any uncertificated shares to the extent that such provisions are inconsistent with

14 4.1 the holding of shares in uncertificated form,

14 4 2 the transfer of title to shares by means of a relevant system; or

14 4 3 any provision of the Regulations.

14 5 Without prejudice to the generality and effectiveness of the foregoing:

14 5 1 references in these Articles to a requirement on any person to execute or deliver an instrument of transfer or certificate or other document which shall not be appropriate in the case of uncertificated shares shall, in the case of

uncertificated shares, be treated as references to a requirement to comply with any relevant requirements of the relevant system and any relevant arrangements or regulations which the Directors may make from time to time pursuant to the following Article;

14 5.2 the Directors may make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit in relation to the evidencing and transfer of uncertificated shares and otherwise for the purpose of implementing and/or supplementing the provisions of this Article and the Regulations and the facilities and requirements of the relevant system and such arrangements and Regulations (as the case may be) shall have the same effect as if set out in these Articles,

14 6 For the purposes of these Articles words and expressions shall have the same respective meanings as in the Regulations

15 **Lien**

15 1 The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all sums (whether currently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a lien on all shares standing registered in the name of a single person for all sums payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation The Company's lien, if any, on a share shall extend to all distributions attributable to that share.

15 2 The Company may sell in such manner as the Directors think fit any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is payable, and until the expiration of 14 clear days after a notice in writing, stating and demanding payment of the sum payable, has been given to the registered holder for the time being of the share, or the person entitled to the share by reason of his death or bankruptcy.

15 3 To give effect to a sale the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale

15 4 The net proceeds of the sale shall be applied in payment of so much of the sum for which the lien exists as is payable, and any residue shall be held (subject to a like lien for sums not currently payable as existed upon the shares prior to the sale)

16 **Calls on shares and forfeiture**

16 1 Subject to these Articles and the terms of allotment, the Directors may from time to time make calls upon the Members in respect of any sums unpaid on their shares (whether in respect of nominal value or premium), and each Member shall (subject to receiving at least 14 clear days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares A call shall be deemed to have been made at the time when the resolution of the Directors making the call was passed

16.2 The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it

16.3 If a call is not paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest upon the amount unpaid at the rate of 10% per annum from the day appointed for the payment to the time of the actual payment, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

16.4 The provisions of these Articles as to payment of interest shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time whether on account of the amount of the share, or by way of premium, as if it had become payable by virtue of a call duly made and notified

16.5 Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares

16.6 If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

16.7 If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

16.8 Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before such sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit Where for the purposes of its disposal a forfeited share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the share to that person

16.9 A person any of whose shares have been forfeited shall cease to be a Member in respect of them but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or with or for any consideration received on their disposal

16.10 A statutory declaration by a Director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

Transfer of shares

17 General

17 1 Except as permitted by these Articles or with the prior written consent of Members holding not less than 75% of the voting rights in the Company, no Member shall enter into any agreement in respect of the votes attached to any Shares held by such Member

17.2 Any transfer or purported transfer of any Share made otherwise than in accordance with these Articles shall be void and of no effect and the Directors shall refuse to register any such transfer

18 Transfer and transmission of shares

18.1 Subject to the provisions contained in this Article 18, shares in the Company shall be transferable by written instrument in any common form signed by or on behalf of the transferor and (unless the shares are fully paid) the transferee or by means of a relevant system for the purposes of the Uncertificated Securities Regulations 2001 in the case of shares held in uncertificated form and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of Members as the holder of that share

18 2 The Directors may decline to register any transfer of a share which is not fully paid or credited as fully paid without assigning any reason, and may also decline to register any transfer of any share on which the Company has a lien The Directors may suspend the registration of transfers for such periods (not exceeding 30 days in any year) as they may determine The Directors may decline to recognise any instrument of transfer unless:

18 2 1 the instrument of transfer is duly stamped and accompanied by such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer,

18 2 2 it relates only to one class of shares, and

18 2 3 it is in favour of no more than four transferees

18.3 If the Directors refuse to register a transfer of any shares they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal

18 4 No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

18.5 All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors refuse to register shall be returned to the person depositing it.

18.6 The personal representatives of a deceased sole holder of a share shall be the only persons recognised by the Company as having any title to the share In the case of a share registered in the names of two or more holders, the survivors or survivor, or the personal representatives of a deceased last survivor, shall be the only persons recognised by the Company as having any title to the share

18.7 Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall, upon such evidence being produced as may from time to time be required by the Directors, have the right, either

18.7 1 to be registered as a Member in respect of the share, or,

18.7.2 instead of being registered himself, to make such transfer of the share as the deceased or bankrupt Member could have made,

but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt before the death or bankruptcy.

18 8 Subject to Article 18 7, a person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the rights to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at meetings of the Company or of any class of its Members

19 **Mandatory Offer on Change of Control**

19 1 The provisions of Article 19 2 shall apply if, in one or a series of related transactions, one or more Members propose to transfer (**Sellers**) any of the Shares (for the purposes of this Article 19, a **Proposed Transfer**) which would, if carried out result in any person (**Buyer**), and any person Acting In Concert with the Buyer, acquiring a Controlling Interest

19 2 Before making a Proposed Transfer, a Seller shall procure that the Buyer makes an offer (for the purposes of this Article 19, the **Offer**) to the other Members to buy all of the issued Shares (including any Shares which may be allotted to any of them pursuant to the exercise or conversion of options or rights to subscribe for or securities convertible into Shares, in existence at the date of the Offer) for a consideration in cash per Share that is

19.2.1 at least equal to the highest price per Share (including any non-cash consideration receivable by the Sellers (or any of them) which, having regard to the substance of the transaction as a whole, can reasonably be regarded as an addition to the price paid or payable for the Shares (or any of them)) offered or paid by the Buyer, or any person Acting In Concert with the Buyer, in the Proposed Transfer or in any related previous transaction in the 12 months preceding the date of the Proposed Transfer, and

19 2 2 in addition, in relation to holders of Preference Shares, no less than the Proposed Redemption Price that they would have received on the redemption of their Preference Shares,

(**Specified Price**) but provided that the total price payable by the Buyer and any person Acting In Concert with the Buyer shall be distributed amongst all the Members in accordance with the provisions of Article 6.1.

19 3 The Offer shall be given by written notice (**Offer Notice**), at least 14 business days (**Offer Period**) before the proposed sale date (**Sale Date**). To the extent not described in any accompanying documents, the Offer Notice shall set out

19.3.1 the identity of the Buyer,

19.3.2 the purchase price and other terms and conditions of payment,

19.3.3 the Sale Date, and

19.3.4 the number of Shares proposed to be purchased by the Buyer (**Offer Shares**).

19.4 If the Buyer fails to make the Offer to all of the Members in accordance with this Article 19, the Seller shall not be entitled to complete the sale and the Company shall not register any transfer intended to effect that sale

19.5 Any dispute about the calculation of the Specified Price shall immediately be referred to an Expert (who shall act as expert and not as arbitrator and whose decision shall, in the absence of manifest error, be final and binding) and pending its determination no shares shall be transferred to the Buyer.

19.6 If the Offer is accepted by any Member (**Accepting Member**) within the Offer Period, the completion of the Proposed Transfer shall be conditional on completion of the purchase of all the Offer Shares held by Accepting Members. Holders of Preference B Shares (or Ordinary Shares arising from conversion of the Preference B Shares) shall not be required to give any warranties except as to title and the capacity to sell their shares

20 **Drag along**

20.1 If the holders of at least 50% of the Shares in issue for the time being (for the purposes of this Article 20, **Selling Members**) wish to transfer all of their interest in such Shares (**Sellers' Shares**) to a bona fide arm's length purchaser who is not a Member or otherwise connected to a Member (**Proposed Buyer**) (for the purposes of this Article 20, a **Proposed Transfer**), the Selling Members may require

20.1.1 all the other Members to sell and transfer all their shares; and

20.1.2 prospective Members who shall exercise any options or rights to subscribe for or convert any securities convertible into Shares, in existence at the date of the Offer, to sell and transfer their Shares resulting

to the Proposed Buyer (or as the Proposed Buyer directs) in accordance with the provisions of this Article (**Drag Along Option**). (In interpreting whether a purchaser is connected to a Member, Sections 252-255 Companies Act 2006 shall be applied) Members referred to in Articles 20 1 1 and 20 1 2 shall be referred to as **Called Members** in this Article 20

20.2 The Selling Members may exercise the Drag Along Option by giving written notice to that effect (**Drag Along Notice**) at any time before the transfer of the Sellers' Shares to the Proposed Buyer. The Drag Along Notice shall specify that

20.2.1 the Called Members are required to transfer all their shares (**Called Shares**) pursuant to this Article 20;

20.2.2 the person to whom the Called Shares are to be transferred;

20.2.3 the consideration payable for the Called Shares (calculated in accordance with Article 20 4), and

20.2.4 the proposed date of the transfer.

20.3 Once issued, a Drag Along Notice shall be irrevocable. However, a Drag Along Notice shall lapse if, for any reason, the Selling Members have not sold the Sellers' Shares to the Proposed Buyer within 10 business days of serving the Drag Along Notice The Selling Members may serve further Drag Along Notices following the lapse of any particular Drag Along Notice

20 4 The Called Members shall sell each Called Share for a consideration in cash per Share that is.

20 4 1 at least equal to the highest price per Share (including any non-cash consideration receivable by the Selling Members (or any of them) which, having regard to the substance of the transaction as a whole, can reasonably be regarded as an addition to the price paid or payable for the Shares (or any of them)) offered or paid by the Proposed Buyer, or any person Acting In Concert with the Proposed Buyer, in the Proposed Transfer or in any related previous transaction in the 12 months preceding the date of the Proposed Transfer,

20.4 2 in addition, in relation to holders of Preference Shares, no less than the Proposed Redemption Price that they would have received on the redemption of their Preference Shares

(the **Drag Price**) but provided that the total price payable by the Proposed Buyer and any person Acting In Concert with the Proposed Buyer shall be distributed amongst all the Members in accordance with the provisions of Article 6 1.

20.5 No Drag Along Notice shall require a Called Member to agree to any terms except those specifically set out in this Article 20

20 6 Any dispute about the calculation of the Drag Price shall immediately be referred to an Expert (who shall act as expert and not as arbitrator and whose decision shall, in the absence of manifest error, be final and binding) and pending its determination neither the Sellers' Shares nor the Called Shares shall be transferred to the Proposed Buyer

20 7 Completion of the sale of the Called Shares shall take place on the same date as the date proposed for completion of the sale of the Sellers' Shares unless.

20.7 1 all of the Called Members and the Selling Members agree otherwise, or

20 7 2 that date is less than 10 business days after the Drag Along Notice, in which case completion of the sale shall be delayed until the 10th business day following the service of the Drag Along Notice; or

20 7 3 the Drag Price has not been agreed by such date in which case completion of the sale shall be delayed until the 10th business day following the agreement of the Drag Price by the Members or the determination of the Drag Price by the Expert in accordance with Article 20.6

20 8 Within 10 business days of the Proposed Buyer serving a Drag Along Notice on the Called Members, the Called Members shall deliver stock transfer forms for the Called Shares, together with the relevant share certificate (or a suitable indemnity for any lost share certificate) to the Company On the expiration of that 10 business day period, the Company shall pay the Called Members, on behalf of the Proposed Buyer, the amounts they are due pursuant to Article 20 4 to the extent that the Proposed Buyer has put the Company in the requisite funds The Company's receipt for the price shall be a good discharge to the Proposed Buyer The Company shall hold the amounts due to the Called Members pursuant to Article 20 4 in trust for the Called Members without any obligation to pay interest

20 9 To the extent that the Proposed Buyer has not, on the expiration of the 10 business day period referred to in Article 20 8, put the Company in funds to pay the consideration due pursuant to this Article 20, the Called Members shall be entitled to the return of the stock transfer form and share certificate (or suitable indemnity) for the relevant Called Shares and the Called Members shall have no further rights or obligations under this Article 20 in respect of their Shares.

20 10 If any Called Member does not, on completion of the sale of the Called Shares, execute transfer(s) in respect of all of the Called Shares held by it, the defaulting Called Member shall be deemed to have irrevocably appointed any person nominated for the purpose by the Selling Members to be their agent and attorney to execute all necessary transfer(s) on his behalf, against receipt by the Company (on trust for such holder) of the consideration payable for the Called Shares, and to deliver such transfer(s) to the Proposed Buyer (or as they may direct) as the holder thereof. After the Proposed Buyer (or its nominee) has been registered as the holder, the validity of such proceedings shall not be questioned by any such person Failure to produce a share certificate shall not impede the registration of shares under this Article 20

20.11 Following the issue of a Drag Along Notice, on any person becoming a Member of the Company pursuant to the exercise of a pre-existing option to acquire shares in the Company, or on the conversion of any convertible security of the Company (a **New Member**). a Drag Along Notice shall be deemed to have been served on the New Member on the same terms as the previous Drag Along Notice The New Member shall then be bound to sell and transfer all Shares acquired by it to the Proposed Buyer (or as the Proposed Buyer may direct) for their share of the consideration allocated pursuant to Article 20 4, and the provisions of this Article 20 11 shall apply with the necessary changes to the New Member, except that completion of the sale of the Shares shall take place immediately on the Drag Along Notice being deemed served on the New Member Holders of Preference B Shares (or Ordinary Shares arising from conversion of the Preference B Shares) shall not be required to give any warranties except as to title and the capacity to sell their shares

21 Tag-Along Rights

21 1 Except pursuant to a Drag-Along Notice under Article 20, no transfer of any Shares by any Member(s) (for the purpose of this Article 21, **Selling Members**) which would result (if made and registered) in a person and/or a person(s) Acting In Concert (the **Proposed Transferee**) holding a Controlling Interest (for the purposes of this Article 21 a **Proposed Transfer**) shall be made or registered unless the Proposed Transferee has also made a bona fide offer in writing (which is stated to be open for acceptance for at least 21 days) to

all the other Members (the **Tag-Along Members**) to acquire all of the issued Shares held by them (including any Shares which may be allotted to any of them pursuant to the exercise or conversion of options or rights to subscribe for or securities convertible into Shares, in existence at the date of the Offer) (the **Tag Along Shares**) on exactly the same terms as it is proposing to acquire the Selling Members' Shares (for the purposes of this Article 21, the **Offer**), including the price for such Shares which shall be determined and payable in accordance with Article 21 2.

21 2 The Tag Along Members shall sell each Tag Along Share for a consideration in cash per Share that is

21.2 1 at least equal to the highest price per Share (including any non-cash consideration receivable by the Selling Members (or any of them) which, having regard to the substance of the transaction as a whole, can reasonably be regarded as an addition to the price paid or payable for the Shares (or any of them)) offered or paid by the Proposed Transferee, or any person Acting In Concert with the Proposed Transferee, in the Proposed Transfer or in any related previous transaction in the 12 months preceding the date of the Proposed Transfer;

21.2 2 in addition, in relation to holders of Preference Shares, no less than the Proposed Redemption Price that they would have received on the redemption of their Preference Shares

(the **Tag Price**) but provided that the total price payable by the Proposed Transferee and any person Acting In Concert with the Proposed Transferee shall be distributed amongst all the Members in accordance with the provisions of Article 6.1

21 3 Any dispute about the calculation of the Tag Price shall immediately be referred to an Expert (who shall act as expert and not as arbitrator and whose decision shall, in the absence of manifest error, be final and binding) and pending its determination no Shares shall be transferred to the Proposed Transferee

21 4 In relation to any Tag-Along Members who accept the Offer, the Proposed Transferee shall complete the purchase of the relevant shares within 21 days of the receipt of such acceptance, provided that if the Tag Price has not been agreed by such date completion of the sale shall be delayed until the 10th business day following the agreement of the Tag Price by the Members or the determination of the Tag Price by the Expert in accordance with Article 21 3

21 5 Any transfer of Shares by any Tag-Along Member pursuant to this Article 21 shall not be subject to the restrictions on transfer contained in these Articles.

21 6 Holders of Preference B Shares (or Ordinary Shares arising from conversion of the Preference B Shares) shall not be required to give any warranties except as to title and the capacity to sell their shares

22 Disclosure of Interests

22.1 Section 793 of the Act shall be deemed to be incorporated into these Articles and accordingly to apply as between the Company and each Member.

22.2 No Member shall, unless the Directors otherwise determine, be entitled in respect of shares held by him, to vote at a general meeting either personally or by proxy, or to exercise any joint right conferred by membership in relation to meetings of the Company, if he or any person appearing to be interested in such shares has been duly served with a notice under the said Section 793 of the Act and is in default for a period of 28 days from such service in supplying to Company the information thereby required, and such cessation of the right to vote and to exercise any other such right shall continue for as long as such default continues A copy of every notice given to every person appearing to be interested in any share shall at the same time be given to the registered holder of such share

22 3 For the purposes of these Articles a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 793 of the Act which fails to establish the identities of those interested in the shares and if (after taking into account that notification and any other relevant Section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares

23 General meetings

23.1 The Directors may call general meetings and, on the requisition of Members pursuant to the provisions of the Act, shall forthwith proceed to convene a general meeting for a date not later than eight weeks after receipt of the requisition If there are not within the United Kingdom sufficient Directors to call a general meeting, any Director of the Company may call a general meeting.

24 Notice of general meetings

24 1 Subject to the Act, an annual general meeting shall be called by at least twenty-one clear days' notice All other general meetings shall be called by at least fourteen clear days' notice but a general meeting may be called by shorter notice if it is so agreed

24.1 1 in the case of an annual general meeting, by all the Members entitled to attend and vote thereat, and

24.1 2 in the case of any other meeting by a majority in number of the Members having a right to attend and vote being a majority together holding not less than ninety- five per cent in nominal value of the shares giving that right

24 2 The notice shall be in a form permitted in these Articles and shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

24.3 All business that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring dividends, the consideration of the accounts and balance sheet and the reports of the directors and auditors and other documents required to be annexed to the balance sheet, the appointment of directors in the place of those retiring (whether by rotation or otherwise) and the re-appointment of the retiring auditors (other than retiring auditors who have been appointed by the directors to fill a casual vacancy) and the fixing of the remuneration of the auditors.

24 4 The notice shall be given to all of the Members, other than those who under the provisions of these Articles or under the rights attaching to the shares held by them are not entitled to receive such notice, and to the auditors for the time being of the Company.

24 5 The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting

25 **Proceedings at general meetings**

25 1 No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business Save as otherwise provided in these Articles two persons, each being a Member entitled to attend and vote at the meeting, or a proxy for such a Member, or the duly authorised representative of a corporate Member so entitled, shall be a quorum

25.2 If a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting if convened on the requisition of or by Members, shall be dissolved In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the Directors may determine If at the adjourned meeting a quorum is not present within 15 minutes from the time appointed for the meeting, the meeting shall be dissolved.

25 3 The chairman, if any, of the board of Directors or in his absence some other Director nominated by the Directors shall preside as chairman of every general meeting of the Company, but if neither the chairman nor such other Director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman.

25 4 If no Director is willing to act as chairman, or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present and entitled to vote shall choose one of their number to be chairman

25 5 A Director shall, notwithstanding that he is not a Member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company

25 6 The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place When a meeting is adjourned for fourteen days or more, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice

25 7 If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling

25 8 A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded Subject to the provisions of the Act, a poll may be demanded

25 8 1 by the chairman,

25 8 2 by a Member or Members representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting, or

25 8 3 by a Member or Members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

and a demand by a person as proxy for a Member shall be the same as a demand by that Member

25 9 The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made

25 10 A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be Members) and fix a time and place for declaring the result of the poll The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded

25 11 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have

25.12 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made

25 13 No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

25 14 A resolution in writing executed by or on behalf of each Member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more Members.

26 Votes of members

26.1 Subject to any rights or restrictions attached to any shares, on a show of hands every Member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a Member entitled to vote, shall have one vote and on a poll every Member shall have one vote for every share of which he is the holder

26 2 In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of Members.

26 3 A Member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable

26 4 Unless the Directors otherwise determine, no Member shall vote at any general meeting, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid

26 5 No Member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him if that Member has been served with a notice by the Company requiring him to state whether any share held by him is held on behalf of another person and that Member has failed to respond to the notice within the time limit stipulated in the notice

26 6 No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive

26 7 On a poll votes may be given either personally or by proxy. A Member may appoint more than one proxy to attend on the same occasion.

26 8 An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the Directors may approve).

Modulex Modular
Buildings plc

[I/We], [ ], of [ ], being [a] [Member/Members] of the above-named company, hereby appoint [ ], of [ ], or failing [him/her], [ ], of [ ], as [my/our] proxy to vote in [my/our]

name[s] and on [my/our] behalf at the [annual] general meeting of the company to be held on [ ] 20[ ] and at any adjournment thereof

Signed on 20[.]

26 9 Where it is desired to afford Members an opportunity of instructing the proxy how he shall vote, the instrument appointing a proxy shall be in any form approved by the Directors which enables the Members to determine how their votes are to be cast on each of the resolutions comprised in the business of the meeting for which it is to be used.

26 10 The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the Directors may.

26 10.1 be deposited at the Office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote;

26 10 2 in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll,

26 10 3 where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any Director, or

26 10 4 in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications

(a) in the notice convening the meeting; or

(b) in any instrument of proxy sent out by the Company in relation to the meeting, or

(c) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting

be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid

26.11 In this Article and the next, "address", in relation to electronic communications, includes any number or address used for the purposes of such communications

26 12 A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the Office or at such other place at which the instrument of proxy was duly

deposited or, where the appointment of the proxy was contained in an electronic communication, at the address at which such appointment was duly received before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

26 13 If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment thereof, and it is in the opinion of the chairman of the meeting of sufficient magnitude to vitiate the result of the voting

26 14 No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date

26 15 Any corporation which is a Member of the company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any separate meeting of the holders of any class of shares of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as that corporate could exercise if it were in individual Member of the Company, and such corporation shall for the purposes of these presents be deemed to be present in person at any such meeting if a person so authorised is present thereat.

27 **Directors**

27 1 Until otherwise determined by ordinary resolution, the number of Directors shall be not less than two and there shall be no maximum number of Directors

27 2 The Directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties

27.3 There shall be no shareholding qualification for Directors.

27 4 Subject to compliance with Part X of the Act, a Director may be or become interested as an officer, employee or shareholder of any other company in which the Company may be in any way interested, and unless the Company shall by ordinary resolution otherwise determine he shall not be accountable for any remuneration or other benefits derived by him from an interest in that other company

27.5 The Directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the Directors

27 6 Subject to the Articles, the Directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to Directors

28 **Alternate directors**

28.1 Any Director (other than an alternate Director) may appoint any other Director, or any other person approved by resolution of the Directors and willing to act, to be an alternate Director and may remove from office an alternate Director so appointed by him

28 2 An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meeting of committees of Directors of which his appointor is a Member, to attend and vote at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate Director But it shall not be necessary to give notice of such a meeting to an alternate Director who is absent from the United Kingdom

28 3 An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director, but, if a Director retires by rotation, or otherwise, but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment

28 4 Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors

28.5 Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him

29 **Powers of directors**

29.1 Subject to the provisions of the Act, these Articles and to any other directions given by special resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company No alteration of the Memorandum of Association of the Company or these Articles and no such other direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the Directors by the Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

29.2 The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers

29.3 The Directors may delegate any of their powers to any committee consisting of one or more Directors They may also delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of Directors so far as they are capable of applying.

29 4 The Directors may procure the establishment and maintenance of or participation in or contribution to any non contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, bonuses, benefits or emoluments to, any person (including directors and other officers whether of the Company or of any other company referred to in this paragraph) who is or has been in the employment of the Company, or of any company which is a subsidiary of the Company or a predecessor in business of the Company or a subsidiary, or of any allied or associated companies of the Company or any such companies and the spouses, widows, widowers, families, dependants or connections of any such persons No pension, annuity or other allowance or benefit (except as provided for by or in accordance with any other Article) shall be granted to a Director or former Director who has not been an executive Director or held any other office or place of profit under the Company or any of its subsidiaries or to a person who has no claim on the Company except as a relation, connection or dependant of a Director or former Director, without the approval of an ordinary resolution of the Company

29 5 The Directors may establish, maintain and give effect to any scheme approved by an ordinary resolution for the allotment of or the grant of options to subscribe for shares of the Company to persons (including Directors) in the employment of the Company or any subsidiary of the Company and may exercise all the powers conferred on them by the scheme (including any power to alter or add to its provisions) These Articles shall be deemed to be modified so far as may be necessary to give effect to the scheme in respect of any shares in issue or under option

29 6 The Directors may procure any of the matters referred to in this Article are done by the Company either alone or in conjunction with any other company

30 **Borrowing powers of directors**

30 1 Subject as provided by the Act and these Articles the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether as primary or collateral security for any debt, liability or obligation of the Company or any other party, without limitation as to amount

31 **Appointment and retirement of directors**

31 1 Subject to this Article 31.1, the holder(s) of a majority of the Preference B Shares and, the holders of a majority of the Ordinary Shares arising from the conversion of the Preference B Shares, may appoint the initial subscriber of all the Preference B Shares on the Subscription Date, as a director of the Company and remove him from such office at any time and with the approval of the Board may appoint another person in his place This director and any alternate shall be called the **Investor Director**. The entitlement to appoint the Investor Director pursuant to this Article shall cease and determine upon the earlier of

31.1 1 the date upon which following conversion of the Preference B Shares into Ordinary Shares pursuant to Article 9, such Ordinary shares arising, represent less than 5% of the total voting rights attaching to the shares in the capital of the Company in issue,

31.1.2 the date falling 36 months after the date of conversion of the Preference B Shares into Ordinary shares pursuant to Article 9,

31.1.3 the date upon which the initial subscriber for the Preference B Shares (together with a body corporate which is controlled by him in the meaning of section 255 Companies Act 2006 and/or a member of his family in the meaning of section 253 Companies Act 2006) cease to hold at least 50 per cent of the total Preference B Shares in issue, and

31.1.4 the date a Share Sale or Listing occurs

31.2 Any appointment or removal of the Investor Director pursuant to Article 31.1 shall be in writing served on the Company at its registered office and signed by or on behalf of the person or persons holding a majority in nominal value of the issued Preference B Shares or the Ordinary Shares resulting from the conversion of the Preference Shares. In the case of a corporation, any such document may be signed on its behalf by a director or the secretary thereof or by its duly appointed attorney or duly authorised representative. The appointment or removal will take effect when the notice is deemed delivered in accordance with Article 43

31.3 At the first annual general meeting of the Company all the Directors (other than the Investor Director) shall retire from office; and at every subsequent annual general meeting one-third of the Directors (other than the Investor Director) who are subject to retirement by rotation or, if their number is not 3 or a multiple of 3, the number nearest to but not exceeding one-third shall retire from office, but if there is only one Director who is subject to retirement by rotation, he shall retire. A Director retiring at a meeting in accordance with this Article shall retain office until the dissolution of that meeting

31.4 Subject to the provisions of the Act, the Directors to retire by rotation shall be those (other than the Investor Director) who have been longest in office since their last appointment or reappointment, but as between persons who became or were last re-appointed Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

31.5 If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost

31.6 No person other than a Director retiring by rotation or an Investor Director shall be appointed or re-appointed a Director at any general meeting unless:

31.6.1 he is recommended by the Directors; or

31.6.2 not less than 14 nor more than 35 clear days before the date appointed for the meeting, notice executed by a Member qualified to vote at the meeting has been given to the Company of the intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or re- appointed, be required to be included in the Company's register of Directors together with notice executed by that person of his willingness to be appointed or re-appointed.

31 7 Not less than 7 nor more than 28 clear days before the date appointed for holding a general meeting notice shall be given to all who are entitled to receive notice of the meeting of any person (other than a Director retiring by rotation at the meeting) who is recommended by the Directors for appointment or reappointment as a Director at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose him at the meeting for appointment or reappointment as a Director. The notice shall give the particulars of that person which would, if he were so appointed or re-appointed, be required to be included in the Company's register of Directors.

31 8 Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional Director and may also determine the rotation in which any additional Directors are to retire.

31 9 The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors. A Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting If not re-appointed at such annual general meeting, he shall vacate office at the conclusion thereof

31 10 Subject as aforesaid, a Director who retires at an annual general meeting may, if willing to act, be re-appointed If he is not re-appointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting

32 **Disqualification of directors**

32 1 The office of a Director shall be vacated if

32.1 1 he ceases to be a Director by virtue of any provision of the Act or he becomes prohibited by law from being a Director; or

32.1 2 he becomes bankrupt or makes any arrangement or composition with his creditors generally, or

32 1 3 he is, or may be, suffering from mental disorder and either.

(a) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or

(b) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs, or

32.1 4 he resigns his office by notice to the Company.

32.1.5 he shall for more than six consecutive months have been absent without permission of the Directors from meetings of Directors held during that period and the Directors resolve that his office be vacated

33 **Directors' appointments and interests**

33 1 Subject to the provisions of the Act, the Directors may from time to time appoint any one or more of their body to be the holder of any executive office on such terms as they think fit, and may revoke or vary any such appointment The appointment of a Director to any executive office as aforesaid shall automatically be terminated if he ceases for any reason to be a Director. Any revocation or termination of any such appointment shall be without prejudice to any claim for breach of any contract between the Director and the Company A Director so appointed shall not be subject to retirement by rotation and shall not be taken into account in determining the rotation of retirement of Directors, and shall receive such remuneration (whether by way of salary, commission, participation in profits and partly in one way and partly in another or others, or otherwise) as the Directors may determine

33.2 The Directors may entrust to and confer upon any Director appointed to any such executive office any of the powers exercisable by them as Directors, other than the power to make calls or forfeit shares, upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any such powers

33 3 Subject to the Act, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director, notwithstanding his office

33 3 1 may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

33 3.2 may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested, and

33 3.3 shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit

33 4 For the purposes of this Article

33 4 1 a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

33.4 2 an Interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

34 **Proceedings of directors**

34 1 Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit A Director may, and the secretary at the request of a Director shall, call a meeting of the Directors It shall not be necessary to give notice of a meeting to a Director who is absent from the United Kingdom Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote

34 2 The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two Directors. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.

34 3 The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but, if the number of Directors is less than the number constituting the quorum, they or he may act only for the purpose of filling vacancies or of calling a general meeting

34.4 The Directors may elect one of their number to be the chairman of the board of Directors and may at any time remove him from that office Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of Directors at which he is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

34 5 All acts done by a meeting of Directors, or of a committee of Directors, or by a person acting as a Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

34 6 A resolution in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, but a resolution signed by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity

34 7 Any Director may participate in a meeting of Directors by means of a conference telephone or similar communications system whereby all those participating in the meeting can hear and address each other Such participation shall be deemed to constitute presence in person at such meeting for all purposes including that of establishing a quorum. A meeting held by such means shall be deemed to take place where the largest group of participators in number is assembled In the absence of such a majority the location of the chairman shall be deemed to be the place of the meeting.

34 8 Save as otherwise provided by these Articles, a Director shall not vote at a meeting of Directors or of a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the Company unless his interest or duty arises only because the case falls within one or more of the following paragraphs

34 8.1 the resolution relates to the giving to him of a guarantee, security, or indemnity in respect of money lent to, or an obligation incurred by him for the benefit of, the Company or any of its subsidiaries;

34.8 2 the resolution relates to the giving to a third party of a guarantee, security, or indemnity in respect of a debt or an obligation of the Company or any of its subsidiaries for which the Director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

34 8.3 the resolution relates to another company in which he does not hold an interest in shares (as that term is used in Part 22 of the Act) representing one per cent or more of any class of the equity share capital or of the voting rights in that company,

34.8 4 his interest arises by virtue of his subscribing or agreeing to subscribe for any shares, debentures or other securities of the Company or any of its subsidiaries, or by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the Company or any of its subsidiaries for subscription, purchase or exchange,

34 8 5 the resolution relates in any way to a pension, superannuation or similar scheme or retirement death or disability benefits scheme or employees share scheme which has been approved, or is conditional upon approval, by the Board of Inland Revenue for taxation purposes or does not award him any privilege or benefit not awarded to the employee to whom the scheme relates,

34 8.6 the resolution concerns insurance which the Company proposes to maintain or purchase for the benefit of Directors or the benefit of persons including Directors

34 9 For the purposes of this Article, an interest of a person who is, for any purpose of the Act (excluding any statutory modification thereof not in force when these Articles were adopted by the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise

34.10 A Director shall not be counted in the quorum present at a meeting of Directors in relation to a resolution on which he is not entitled to vote

34 11 The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of Directors or of a committee of Directors

34 12 Where proposals are under consideration concerning the appointment of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested the proposals may be divided and considered in relation to each Director separately and (provided he is not for another reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment

34 13 If a question arises at a meeting of Directors or of a committee of Directors as to the right of a Director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive.

35 **Directors' powers to authorise conflicts of interest**

35 1 The Directors may, in accordance with the requirements set out in this Article, authorise any matter proposed to them by any Director which would, if not authorised, involve a Director breaching his duty under section 175 of the Act to avoid conflicts of interest **(Conflict)**

35 2 Any authorisation under this Article will be effective only if

35 2 1 the matter in question shall have been proposed by any Director for consideration at a meeting of directors in the same way that any other matter may be proposed to the Directors under the provisions of these Articles or in such other manner as the Directors may determine,

35 2 2 any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question; and

35 2 3 the matter was agreed to without his voting or would have been agreed to if his vote had not been counted.

35 3 Any authorisation of a Conflict under this Article may (whether at the time of giving the authorisation or subsequently).

35 3 1 extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the Conflict so authorised,

35 3 2 be subject to such terms and for such duration, or impose such limits or conditions as the Directors may determine,

35 3 3 be terminated or varied by the Directors at any time

This will not affect anything done by the Director prior to such termination or variation in accordance with the terms of the authorisation.

35 4 In authorising a Conflict the Directors may decide (whether at the time of giving the authorisation or subsequently) that if a Director has obtained any information through his involvement in the Conflict otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person the director is under no obligation to:

35 4 1 disclose such information to the directors or to any director or other officer or employee of the company,

35 4 2 use or apply any such information in performing his duties as a director,

where to do so would amount to a breach of that confidence.

35 5 Where the Directors authorise a Conflict they may provide, without limitation (whether at the time of giving the authorisation or subsequently) that the Director

35.5 1 is excluded from discussions (whether at meetings of directors or otherwise) related to the Conflict;

35.5 2 is not given any documents or other information relating to the Conflict, and

35 5 3 may or may not vote (or may or may not be counted in the quorum) at any future meeting of Directors in relation to any resolution relating to the Conflict

35.6 Where the Directors authorise a Conflict

35 6 1 the Director will be obliged to conduct himself in accordance with any terms imposed by the Directors in relation to the Conflict, and

35 6.2 the Director will not infringe any duty he owes to the Company by virtue of sections 171 to 177 of the Act provided he acts in accordance with such terms, limits and conditions (if any) as the directors impose in respect of its authorisation.

35 7 A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration, profit or other benefit which he derives from or in connection with a relationship involving a Conflict which has been authorised by the Directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds

36 **Local boards and agents**

36.1 The Directors may establish any local boards or agencies for managing any of the affairs of the Company in the United Kingdom or elsewhere, and may appoint their Members and fix their remuneration; and they may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the Members of any local board, or any of them, to fill vacancies and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and conditions as the Directors think fit The Directors may remove any person so appointed, or annul or vary any such delegation; but no person dealing in good faith and without notice of the annulment or variation shall be affected No Member of a local board or agency so established shall by reason thereof be or be deemed to be a Director or be described as such

36.2 The Directors may by power of attorney under the Seal or acting by two of them or one of them and the secretary appoint any corporation, firm or individual, or any fluctuating body

of persons, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those exercisable by the Directors) and for such period and on such terms as to remuneration and otherwise as they may think fit, with or without power to sub-delegate

37 **Secretary**

37 1 Any secretary shall be appointed by the Directors, for such period and on such terms as to remuneration and otherwise as they may think fit, and any secretary so appointed may (subject to the terms of any contract between him and the Company) be removed by the Directors from office

37 2 Anything by the Act authorised to be done by or to the secretary may, if the office is vacant or there is for any other reason no secretary capable of acting, be done by or to any assistant or deputy secretary or, if there is not assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors; provided that any provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the secretary.

38 **President**

The Company may by ordinary resolution on the recommendation of the Directors appoint a person who has made any special contribution to the success of the company to the honorary office of President of the Company The appointment shall be for such period as the resolution shall specify The President shall be entitled to notice of and to attend all general meetings of the Company but shall not be entitled to vote thereat

39 **Minutes**

39 1 The Directors shall cause minutes to be made in books kept for the purpose:

39 1.1 of all appointments of officers made by the Directors; and

39 1 2 of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the Directors, and of committees of Directors, including the names of the Directors present at each such meeting

40 **The seal**

40 1 The Seal shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors The Directors may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by a Director and by the secretary or by a second Director

40.2 A facsimile of the Seal with the addition on its face of the word **Securities** may be used for the purposes of sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued

41 **Accounts**

No Member shall have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the Directors or by ordinary resolution of the Company

42 **Capitalisation**

42 1 The Directors may with the authority of an ordinary resolution of the Company.

42.1 1 subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company's share premium account or capital redemption reserve;

42.1.2 appropriate the sum resolved to be capitalised to the Members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company credited as fully paid to those Members, or as they may direct, in those proportions, or partly in one way and partly in the other. but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to Members credited as fully paid,

42 1 3 make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions, and

42 1 4 authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such Members

43 **Notices**

43 1 Any notice to be given to or by any person pursuant to these Articles shall be in writing (except that a notice calling a meeting of the Directors need not be in writing) or shall be given using electronic communications, to an address for the time being notified for that purpose to the person giving the notice. (In this Article and the next, "address", in relation to electronic communications, includes any number or address used for the purposes of such communications)

43 2 The Company may give any notice to a Member either personally or by sending it by post in a prepaid envelope addressed to the Member at his registered address or by leaving it at that address or by giving it using electronic communications to an address for the time being notified to the Company by the Member In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of Members in respect of the joint holding and notice so given shall be sufficient notice to all

the joint holders A Member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him, or an address to which notices may be sent using electronic communications, shall be entitled to have notices given to him at that address, but otherwise no such Member shall be entitled to receive any notice from the Company

43 3 A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called

43.4 Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of Members, has been duly given to a person from whom he derives his title.

43 5 Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators from time to time shall be conclusive evidence that the notice was given A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted or, in the case of a notice contained in an electronic communication, at the expiration of 48 hours after the time it was sent

43 6 A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred

43.7 A notice delivered or sent by post or electronic communication to the registered address of a Member pursuant to these Articles shall, notwithstanding that the Member be then dead, bankrupt or mentally disordered and whether or not the Company has notice of the death, bankruptcy or mental disorder be deemed to have been given in respect of any share registered in the name of the Member as sole or joint holder. A notice so given shall be deemed a sufficient notice to all persons interested (whether jointly with or as claiming through or under the member) in the share.

43 8 Any notice required to be given by the Company to the Members or any of them, and not provided for by or pursuant to these Articles, shall be sufficiently given if given by advertisement inserted once in at least one leading daily newspaper published in London.

43.9 Every person who becomes entitled to a share shall be bound by any notice in respect of that share (other than by a notice issued pursuant to these Articles in relation to section 793 of the Act) which, before his name is entered in the register of Members, has been given to the person from whom he derives his title

44 **Winding up**

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act, divide among the Members in

specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as he with the like sanction determines, but no Member shall be compelled to accepted any assets upon which there is a liability

45 Indemnity

45 1 Subject to the Act but without prejudice to any indemnity to which a Director may otherwise be entitled, every Director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him as director or other officer of the Company or any company that is a trustee of an occupational pension scheme (as defined in section 235(6) of the Act) in the actual or purported execution and/or discharge of his duties, or in relation thereto including any liability in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company

45 2 The Board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of the person who is an officer or employee, or former officer or employee of the Company or of a company which is a subsidiary undertaking of the Company or in which the Company has an interest (whether direct or indirect), or who is or was trustee of a retirement benefit scheme or other trust in which an officer or employee or former officer or employee is or has been interested, indemnifying him against liability for negligence, default, breach of duty or breach of trust or another liability which may lawfully be insured against by the Company.